UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-9516	Icahn Enterprises L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766
333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 19, 2012, Federal-Mogul Corporation (“Federal-Mogul”), a majority-owned indirect subsidiary of Icahn Enterprises L.P. (“Icahn Enterprises”), announced that it had entered into a Termination Agreement, dated December 19, 2012, with IEH FM Holdings LLC (the “Investor”), a wholly-owned indirect subsidiary of Icahn Enterprises and Federal-Mogul’s largest stockholder, pursuant to which the parties agreed to terminate, as of December 19, 2012, the Investment Agreement entered into on December 2, 2012, by and between the parties to the Termination Agreement (the “Investment Agreement”). The Termination Agreement provides that the rights and obligations of the parties to the Investment Agreement are terminated, and none of the parties will have any further rights or obligations except for limited obligations relating to indemnification and each party remaining responsible for its own expenses. The Investment Agreement provided for, among other things, the issuance of approximately $150 million of common stock in a private placement and a subsequent rights offering of common stock to Federal-Mogul shareholders. No investment was made or common stock issued pursuant to the Investment Agreement, and neither Federal-Mogul nor the Investor incurred any termination fees in connection with the Termination Agreement.

A copy of the Investment Agreement was attached as Exhibit 10.1 to Icahn Enterprises’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 3, 2012.

Item 8.01 Other Events

On December 19, 2012, Federal-Mogul also announced that it had withdrawn its plans to amend its existing credit facility and to extend maturities under its credit facility from 2013 to 2017.

The press release announcing the Termination Agreement and withdrawal of the Federal-Mogul’s plans to amend its existing credit facility is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Federal-Mogul Corporation issued on December 19, 2012

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements relating to the completion of the rights offering. Forward-looking statements give current expectations or forecasts of future events. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Icahn Enterprises also, from time to time, may provide oral or written forward-looking statements in other materials released to the public. Such statements are made in good faith by Icahn Enterprises pursuant to the “Safe Harbor” provisions of the Reform Act.

Any or all forward-looking statements included in this report or in any other public statements may ultimately be incorrect. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, experience or achievements of Icahn Enterprises to differ materially from any future results, performance, experience or achievements expressed or implied by such forward-looking statements. Icahn Enterprises undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

All of the forward-looking statements are qualified in their entirety by reference to the risks and uncertainties described in the section entitled “Risk Factors” in Icahn Enterprises’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in the sections entitled “Risk Factors” in Icahn Enterprises’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, as well as the risks and uncertainties discussed elsewhere in the Annual Report, the Quarterly Reports and this Current Report. Other factors besides those listed could also materially affect Icahn Enterprises’ business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

Date: December 20, 2012		By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

Date: December 20, 2012		By:	/s/ Peter Reck
Chief Accounting Officer